Exhibit 10.35

AMENDMENT NUMBER ONE

TO THE
NEW YORK STOCK EXCHANGE, INC.
CAPITAL ACCUMULATION PLAN

WHEREAS, New York Stock Exchange, Inc. (“NYSE”) maintains the New York Stock Exchange, Inc. Capital Accumulation Plan, effective January 1, 1998 (the “Plan”);

WHEREAS, NYSE may amend the Plan by action of its board of directors (the “Board”) or a person designated by the Board; and

WHEREAS, the undersigned has been duly authorized by the Board to amend the Plan, in his sole and absolute discretion; and

WHEREAS, the undersigned deems it advisable to amend the Plan.

NOW, THEREFORE, pursuant to Section 16 of the Plan, the Plan is hereby amended as follows:

1.             Effective June 1, 1999, Section 5 of the Plan is amended in its entirety to read as follows:

“5.           PAYMENT OF ACCUMULATION BENEFITS

                (a)           Within thirty (30) days following the date an employee is designated as a Participant, he may make an election regarding the form and timing of his future receipt of Accumulation Benefits from the Plan, which election shall be deemed to be valid and binding hereunder.  A Participant may elect to receive his Accumulation Benefits in the standard lump sum distribution form or in approximately equal annual installments, over a period as elected by the Participant but not in excess of twenty (20) years, to commence as soon as administratively feasible following (i) his Termination of Employment (other than by reason of death) or (ii) the January 1 next following his Termination of Employment, as elected by the Participant at the time of such initial election.  The Accumulation Account of a Participant who elects to receive annual installment payments shall continue to be credited with Earnings until the final installment is paid.  If a Participant does not make an installment election, Accumulation Benefits shall be paid to him in a single lump sum as soon as administratively feasible after his Termination of Employment.

                (b)           A Participant may make an election or change his existing election, on a form prescribed by and filed with the Committee, at any time at least one (1) year prior to his Termination of Employment, to receive his Accumulation Benefits in a lump sum or in approximately equal annual installments, over a period as elected by the Participant but not in excess of twenty (20) years, and commencing as soon as administratively feasible following (i) his Termination of Employment (other than by reason of death) or (ii) the January 1 next following his Termination of Employment as the Participant elects.  Notwithstanding the foregoing, the election of an Employee who is a Participant on June l, 1999 or the initial election of an employee who shall become an Participant thereafter, shall be effective if filed with the Committee prior to the end of the thirty (30) day period commencing on the later of June l, 1999 or the date the employee first becomes a Participant.

                (c)           If a Participant dies prior to receiving his total Accumulation Benefits, the unpaid portion of such Accumulation Benefits shall be paid to the Participant’s Beneficiary in a single lump sum, as soon as administratively feasible following the Participant’s death, provided, however, that the Participant shall have the right, in a writing filed with the Committee, to make elections, prior to his Termination of Employment, to have all or a portion of such Accumulation Benefits payable or remaining payable at his death to be paid to his Spouse (i) in approximately equal annual installments, over a period as elected by the Participant but not in excess of the lesser of twenty (20) years or the remaining installments if the Participant is already receiving installments, and (ii) to commence as soon as administratively feasible following (i) his death or (ii) the January 1 next following his death, as elected by the Participant.  Such elections (or any election to revoke or change a prior election) must be made and filed with the Committee at least one year prior to the earlier of the Participant’s death or Termination of Employment, provided, however, that the election of an Employee who is a Participant on June 1, 1999 or the initial election of an employee who shall become a Participant thereafter, shall be binding if filed with the Committee prior to the end of the thirty (30) day period commencing on the later of June 1, 1999 or the date the Employee first becomes a Participant.  If the Participant shall not have a Spouse at the time of his death, the unpaid portion of the Participant’s Accumulation Benefits shall be paid to the Participant’s Beneficiary in a single lump sum, as soon as administratively feasible following the Participant’s death.

                (d)           Notwithstanding any provision of the Plan to be contrary, any distribution from the Plan to a trust or estate which is the Beneficiary of a Participant shall be made in a lump sum regardless of the Participant’s election.”

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 28th day of May, 1999.

NEW YORK STOCK EXCHANGE, INC.

By:	/s/ Frank Z. Ashen

Title:	SVP Human Resources